Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Post-Effective Amendment No. 1 to Registration Statement on S-4 (333-34802) of our report dated March 20, 2000, relating to the financial statements and financial statement schedule, which appears in PSINet Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Washington, DC
June 27, 2000